UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): Oct. 10, 2013 (Oct. 4, 2013)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

On October 4, 2013, the Board of Directors (the “Board”) of Connecticut Water Service, Inc. (the “Company”) elected Richard H. Forde to fill a vacancy in Class II on the Company’s Board. The vacancy on the Board was created on April 28, 2013, when David A. Lentini, a former Class II Director and the Lead Director of the Board, died. Mr. Forde has also been elected to serve as a director on the Board of Directors of each of the Company’s water utility subsidiaries, The Connecticut Water Company, The Maine Water Company and The Biddeford and Saco Water Company.

The Board has determined that Mr. Forde qualifies as an “independent director” under applicable rules of the Securities and Exchange Commission and the Nasdaq Stock Market, LLC. Therefore, upon a recommendation from the Board’s Corporate Governance Committee, Mr. Forde has also been appointed to serve on the Corporate Governance, Compensation and Corporate Finance and Investment Committees of the Board.

The Board has also determined that, upon the recommendation of the Board’s Corporate Governance Committee and consistent with Connecticut law, Mr. Forde’s term will expire on the date of the Company’s Annual Meeting of Shareholders to be held in May of 2014.  It is the intent of the Board to nominate Mr. Forde for shareholder approval for a full 3-year term on the Board at the Annual Meeting of Shareholders in May 2014.

Mr. Forde, age 60, brings financial and managerial experience to the CTWS Board. Prior to his retirement in 2012, his career at Cigna Corporation spanned 35 years with the last 8 years as Senior Vice President and Chief Investment Officer. He was responsible for the performance of more than $23 billion in corporate portfolio and defined pension plan assets and oversaw Cigna Corporation’s 401(k) plan.

Mr. Forde received a B.A. in Economics at Bates College, before receiving an MBA in Finance, Accounting & Management Policy from Northwestern University. He currently serves on the Board of Trustees of Bates College.

The Board believes that Mr. Forde possesses specific qualifications, attributes and skills that qualify him to serve as a member of the Board, including his extensive financial knowledge and education, his substantial business experience in senior operational and management roles and his background in corporate finance, investment and portfolio management.

As a non-employee Director of the Board, Mr. Forde will be entitled to receive the all regular cash and equity compensation paid by the Company to each of its other non-employee Directors.

There is no family relationship between Mr. Forde and any director or executive officer of the Company; there neither was nor is any arrangement or understanding between Mr. Forde and any other person pursuant to which Mr. Forde was or is to be elected a Director; and there neither were nor are any transactions between Mr. Forde and the Company that would require disclosure under Item 404(a) of Regulation S-K.

The Company issued a press release on October 7, 2013 regarding this matter, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits:

The following is filed herewith as an exhibit

(d)	Exhibits

99.1	Press release of the Company, dated October 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC. (Registrant)
Date: October 10, 2013	By: David C. Benoit Name: David C. Benoit Title: Vice President – Finance, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.        Description

99.1	Press release of the Company, dated October 7, 2013.